EXHIBIT 21.3





                    LIST OF SUBSIDIARIES OF TOWER TECH, INC.




       J Tech Enterprises, Inc., a Florida corporation dba Tower Tech SE.  *

       Tower Tech do Brasil, a Brazilian corporation.  **
























       Note:      *        50% owned by Tower Tech, Inc.
                  **       90% owned by Tower Tech, Inc.